Exhibit 10.5
SENIOR LOAN CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE
$215,475,000.00    New York, New York
March 7, 2019
FOR VALUE RECEIVED 110 WILLIAM PROPERTY INVESTORS III, LLC, a Delaware limited liability company, having an address at c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022 (“Borrower”), as maker, hereby unconditionally promises to pay to INVESCO CMI INVESTMENTS, L.P., a Delaware limited partnership, having an address at c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201 (together with its successors and assigns, “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWO HUNDRED FIFTEEN MILLION FOUR HUNDRED SEVENTY FIVE AND NO/100 DOLLARS ($215,475,000.00), or so much thereof as is advanced, in lawful money of the United States of America, with interest thereon to be computed from the date of this Senior Loan Consolidated, Amended and Restated Promissory Note at the Applicable Interest Rate (as defined in the Loan Agreement (as defined below)), and to be paid in accordance with the terms of this Senior Loan Consolidated, Amended and Restated Promissory Note, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Note”) and that certain Senior Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.
W I T N E S S E T H :
WHEREAS, Lender is the holder of those certain instruments more particularly described on Schedule 1 attached hereto and made part hereof, in the aggregate unpaid principal amount of $215,475,000.00 (collectively, the “Existing Notes”).
WHEREAS, Lender and Borrower have agreed to consolidate, amend and restate the terms and provisions of the Existing Notes as provided herein.
WHEREAS, Lender and Borrower intend the above recitals to be a material part of this Note.
NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Note by this reference, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Borrower agrees with Lender as follows:
A.The Existing Notes are hereby amended, restated and consolidated in their entirety so that together they shall constitute in law but one indebtedness in the maximum principal amount of up to TWO HUNDRED FIFTEEN MILLION FOUR HUNDRED SEVENTY FIVE AND NO/100 DOLLARS ($215,475,000.00), together with the interest thereon as hereinafter provided. The terms, covenants, conditions and provisions of the Existing Notes are hereby modified, amended and restated in their entirety so that henceforth the terms, covenants, conditions and provisions of the Existing Notes shall read and be as set forth in this Note and Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Note;
B.The parties hereto certify that this Note evidences the existing debt evidenced by the Existing Notes and evidences no further or other principal indebtedness. Neither this Note nor anything contained herein shall be construed as a novation of the Borrower’s indebtedness to Lender evidenced by the Existing Notes, which shall remain in full force and effect as hereby confirmed, modified, restated, amended and consolidated;
C.This Note is an extension and continuation of the debt evidenced by the Existing Notes and is issued in replacement of and substitution for the Existing Notes; and
D.The indebtedness under the Existing Notes, as consolidated, modified and restated in their entirety pursuant to this Note, and the obligations of Borrower thereunder, are hereby ratified and confirmed, and shall remain in full force and effect until the full performance and satisfaction of all obligations of Borrower under the Loan Agreement and other Loan Documents.
FOR VALUE RECEIVED, Borrower promises to pay to Lender, or at such place as the holder hereof may from time to time designate in writing, the principal sum of up to TWO HUNDRED FIFTEEN MILLION FOUR HUNDRED SEVENTY FIVE AND NO/100 DOLLARS ($215,475,000.00), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate to be computed in the manner, at the times and subject to the provisions of Article II of the Senior Loan Agreement dated as of the date hereof among Borrower, Administrative Agent and the Lenders.
ARTICLE 1: PAYMENT TERMS
Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article II of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.
ARTICLE 2: DEFAULT AND ACCELERATION
Subject to and in accordance with the terms of the Loan Agreement, the Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or occurrence of any Event of Default.
ARTICLE 3: LOAN DOCUMENTS
This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.
ARTICLE 4: SAVINGS CLAUSE
Notwithstanding anything to the contrary contained herein or in any other Loan Documents, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender with respect to the Loan shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest on the Loan in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.
ARTICLE 5: NO ORAL CHANGE
This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
ARTICLE 6: WAIVERS
Except to the extent required by applicable law, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the Persons comprising the partnership or limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the Persons comprising, or the officers and directors relating to, the corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Mortgage or any other Loan Document.)
ARTICLE 7: TRANSFER
Upon the transfer of this Note in accordance with the terms of the Loan Agreement, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender following written notice to Borrower, to the extent such notice is required under the Loan Agreement, Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights and obligations hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8: EXCULPATION
The provisions of Section 11.22 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein. In the event of any conflict or inconsistency between the provisions of Section 11.22 of the Loan Agreement, on the one hand, and the provisions of this Note on the other, the provisions of Section 11.22 of the Loan Agreement shall govern and control.
ARTICLE 9: GOVERNING LAW
The governing law and related provisions contained in Section 11.3 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

ARTICLE 10: NOTICES
All notices or other written communications hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement.
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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.
BORROWER:
110 WILLIAM PROPERTY INVESTORS III, LLC,
a Delaware limited liability company

By: /s/ Christopher Schlank
Name: Christopher Schlank
Title: Authorized Signatory

[Signature Page to Senior Loan Consolidated, Amended and Restated Promissory Note]

LENDER:
INVESCO CMI INVESTMENTS, L.P.,
a Delaware limited partnership

By:    Invesco CMI Investments GP, LLC,
a Delaware limited liability company,
its general partner

By: /s/ Paul Michaels
Name: Paul Michaels
Title: Proper Officer

[Signature Page to Senior Loan Consolidated, Amended and Restated Promissory Note]